For Immediate Release                             Contact:    Lonnie R. Trasamar
---------------------
April 30, 2004                                                    (507) 553-3151

             Wells Financial Corp. Announces First Quarter Results

                             Selected Financial Data



                                         Three months ended   Three months ended
                                           March 31, 2004       March 31, 2003

   Net Income                               $ 477,000             $ 888,000
   Basic earnings per share                 $    0.41             $    0.79
   Diluted earnings per share               $    0.40             $    0.77
   Return on average equity                     6.80%                13.86%
   Return on average assets                     0.85%                 1.59%
   Book value per share                     $   24.33             $   22.89
   Net interest rate spread                     3.59%                 2.89%
   Net interest margin                          3.76%                 3.17%
   Allowance for loan loss to total loans       0.51%                 0.61%


         Wells, Minnesota - April 30, 2004 - Lonnie R. Trasamar, President of Wells Financial Corp. (the "Company"), the holding company of Wells Federal Bank (the "Bank"), announced earnings of $477,000 for the quarter ended March 31, 2004, down $411,000 or 46.3% when compared to the quarter ended March 31, 2003. Basic and diluted earnings per share were $0.41 and $0.40, respectively, for the quarter ended March 31, 2004. This compares to basic and diluted earnings per share of $0.79 and $0.77, respectively for the quarter ended March 31, 2003. The decrease in net income was primarily the result of a decrease in gain on sale of loans originated for sale. During the first quarter of 2004 fewer loans were originated for sale when compared to the first quarter of 2003 resulting in a decrease in the gain on sale of loans originated for sale. Partially offsetting the decrease in gain on sale of loans originated for sale was a $254,000 increase in net interest income. Trasamar stated that while the residential mortgage originations have decreased when compared to last year, he is encouraged by increases in the Company's net interest margin, net interest spread and the increase in the Company's loan portfolio.

         Total assets increased by $2.9 million from $223,805,000 at December 31, 2003 to $226,704,000 at March 31, 2004 primarily due to cash that was received from increases in deposits and advances from borrowers for taxes and insurance being used to fund loan growth. The Company also used cash and cash received from a decrease in securities available for sale to fund the increases in loans receivable and loans held for sale of $7.5 million and $4.4 million, respectively, during the first quarter of 2004.

         Liabilities increased by $2,472,000 from $195,937,000 at December 31, 2003 to $198,409,000 at March 31, 2004. This increase is primarily due to a $1,240,000 increase in deposits and a $973,000 increase in advances from borrowers for taxes and insurance.

         Wells Financial Corp. and Wells Federal Bank are headquartered in Wells, Minnesota. The Bank operates eight full service offices located in Wells, Blue Earth, Mankato, Fairmont, North Mankato, Albert Lea, St. Peter and Owatonna Minnesota and loan origination offices located in Farmington, Minnesota and Mason City, Iowa. The Bank is a community oriented, full service savings bank offering traditional mortgage, consumer, commercial and agricultural loan products. The Bank offers insurance, mutual funds and variable rate annuity products through its subsidiary, Wells Insurance Agency.

Forward-looking Statements

         Statements in this press release that are not strictly historical may be "forward-looking" statements, which involve risks and uncertainties. The foregoing material may contain forward-looking statements concerning the financial condition, results of operations and business of the Company. We caution that such statements are subject to a number of uncertainties and actual results could differ materially and, therefore, readers should not place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances arising after the date hereof.

                      WELLS FINANCIAL CORP. and SUBSIDIARY
                 Consolidated Statements of Financial Condition
                      March 31, 2004 and December 31, 2003
                             (Dollars in Thousands)
                                   (Unaudited)

ASSETS
                                                                                       2004                    2003
                                                                                -------------------      ------------------
Cash, including interest-bearing accounts
  March 31, 2004 $9,268; December 31, 2003 $17,655                                     $    17,567              $   25,318
Certificates of deposit                                                                        125                     200
Securities available for sale, at fair value                                                26,005                  27,410
Federal Home Loan Bank Stock, at cost                                                        1,304                   1,303
Loans held for sale                                                                          6,393                   1,997
Loans receivable, net                                                                      167,562                 160,049
Accrued interest receivable                                                                  1,239                   1,209
Premises and equipment, net                                                                  3,798                   3,585
Mortgage servicing rights, net                                                               2,518                   2,681
Other assets                                                                                   193                      53
                                                                                -------------------      ------------------
       TOTAL ASSETS                                                                    $   226,704              $  223,805
                                                                                ===================      ==================

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
   Deposits                                                                            $   170,902              $  169,662
   Borrowed funds                                                                           23,000                  23,000
   Advances from borrowers for taxes and insurance                                           2,558                   1,585
   Deferred income taxes                                                                     1,507                   1,456
   Accrued interest payable                                                                    126                      34
   Accrued expenses and other liabilities                                                      316                     200
                                                                                -------------------      ------------------
       TOTAL LIABILITIES                                                                   198,409                 195,937
                                                                                -------------------      ------------------

STOCKHOLDERS' EQUITY:
   Preferred stock, no par value; 500,000 shares
      authorized; none outstanding                                                               -                       -
   Common stock, $.10 par value; authorized 7,000,000
      shares; issued 2,187,500 shares                                                          219                     219
   Additional paid-in capital                                                               17,146                  17,154
   Retained earnings, substantially restricted                                              27,145                  26,922
   Accumulated other comprehensive income                                                      614                     525
   Unearned compensation restricted stock awards                                              (583)                   (561)
   Treasury stock, at cost, 1,024,549 shares at March
      31, 2004, and 1,033,673 shares at December 31, 2003                                  (16,246)                (16,391)
                                                                                -------------------      ------------------
       TOTAL STOCKHOLDERS' EQUITY                                                           28,295                  27,868
                                                                                -------------------      ------------------

       TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                      $   226,704              $  223,805
                                                                                ===================      ==================

                      WELLS FINANCIAL CORP. and SUBSIDIARY
                        Consolidated Statements of Income
                   Three Months Ended March 31, 2004 and 2003
                 (Dollars in thousands, except per share data)
                                   (Unaudited)


                                                                2004               2003
                                                           ---------------  -------------------
       Interest and dividend income
          Loans receivable:
             First mortgage loans                               $   1,730          $     1,939
             Consumer and other loans                                 976                  721
          Investment securities and other
              interest bearing deposits                               226                  340
                                                           ---------------  -------------------
                            Total interest income                   2,932                3,000
                                                           ---------------  -------------------
       Interest expense
          Deposits                                                    661                  986
          Borrowed funds                                              310                  307
                                                           ---------------  -------------------
                            Total interest expense                    971                1,293
                                                           ---------------  -------------------
                            Net interest income                     1,961                1,707
       Provision for loan losses                                        -                    -
                                                           ---------------  -------------------
          Net interest income after provision for
              loan losses                                           1,961                1,707
                                                           ---------------  -------------------
       Noninterest income
          Gain on sale of loans originated for sale                   279                1,407
          Loan servicing fees                                         241                  218
          Insurance commissions                                       188                   94
          Fees and service charges                                    181                  220
          Other                                                        30                   30
                                                           ---------------  -------------------
                            Total noninterest income                  919                1,969
                                                           ---------------  -------------------
       Noninterest expense
          Compensation and benefits                                 1,022                  911
          Occupancy and equipment                                     264                  261
          Data processing                                             140                  125
          Advertising                                                  81                   59
          Amortization and valuation adjustments for
              mortgage servicing rights                               240                  519
          Other                                                       387                  341
                                                           ---------------  -------------------
                            Total noninterest expense               2,134                2,216
                                                           ---------------  -------------------
                            Income before income taxes                746                1,460
       Income tax expense                                             269                  572
                                                           ---------------  -------------------
                            Net Income                           $    477           $      888
                                                           ===============  ===================

       Cash dividend declared per common share                   $   0.22           $     0.20
                                                           ===============  ===================
       Earnings per share

              Basic                                              $   0.41           $     0.79
                                                           ===============  ===================
              Diluted                                            $   0.40           $     0.77
                                                           ===============  ===================

       Weighted average number of common shares outstanding:
              Basic                                             1,158,546            1,125,866
                                                           ===============  ===================
              Diluted                                           1,196,291            1,147,342
                                                           ===============  ===================
